Exhibit 99.2

                          [Dycom Industries, Inc. logo]
                                  [letterhead]

                              N E W S R E L E A S E

FOR IMMEDIATE RELEASE    Contact: Steven E. Nielsen, President and CEO
---------------------             Richard L. Dunn, Senior Vice President and CFO
                                  (561) 627-7171

Palm Beach Gardens, Florida                                         June 2, 2003


         DYCOM ANNOUNCES FISCAL 2003 THIRD QUARTER RESULTS AND PROVIDES
                    GUIDANCE FOR THE NEXT TWO FISCAL QUARTERS


Palm Beach Gardens, Florida, June 2, 2003--Dycom Industries, Inc. (NYSE Symbol:
"DY") announced its results today for the third quarter ended April 26, 2003. The Company reported net income for the quarter ended April 26, 2003 of $2.8 million, or $0.06 per common share diluted, on total contract revenues of $139.7 million versus contract revenues of $169.8 million for the quarter ended April 27, 2002. This represents a year over year decrease of 17.7% in total contract revenues. On a generally accepted accounting principles (GAAP) basis, Dycom's reported net income for the quarter ended April 27, 2002 was $7.7 million, or $0.17 per common share. Earnings per common share for the period ending April 27, 2002, excluding a nonrecurring gain of $0.02 per common share due to the settlement of a federal employment tax issue relating to prior years, was $0.15 per common share.

For the nine months ended April 26, 2003 net income was $5.8 million, or $0.12 per common share. On a generally accepted accounting principles (GAAP) basis, Dycom's reported net loss for the nine months ended April 27, 2002 was $66.2 million, or $1.50 per common share. Net income for the nine-month period ending April 27, 2002, excluding a nonrecurring gain of $0.02 per common share due to the settlement of a federal employment tax issue relating to prior years and the $1.97 per common share charge for the cumulative effect of the adoption of SFAS No.142 relating to the accounting for goodwill and other intangible assets, was $19.8 million, or $0.45 per common share.

In evaluating the operating performance of its business for the three and nine month periods ended April 27, 2002, Dycom's management excluded certain gains and charges that are required by GAAP. The Company believes that presentation of net income and earnings per share excluding these items is beneficial to investors due to their unusual nature. Please see attached table for reconciliation of these financial measures to GAAP.

Dycom also announced its outlook for the remainder of fiscal 2003 and the first quarter of fiscal 2004. The Company currently expects revenue for the fourth quarter of fiscal 2003 to range from $150.0 million to $165.0 million and earnings per share to range from $0.15 to $0.20. For the first quarter of fiscal 2004, the Company currently expects revenue to range from $150.0 million to $165.0 million and earnings per share to range from $0.16 to $0.21.

A Tele-Conference call to review the Company's results and address its outlook will be hosted at 9:00 a.m. (ET), Tuesday, June 3, 2003; Call 888-273-9890 (United States) or 612-332-0228 (International) and request "Dycom

Earnings" conference call. A live webcast of the conference call will be available at http://www.dycomind.com. If you are unable to attend the conference call at the scheduled time, a replay of the live webcast will also be available at http://www.dycomind.com until Thursday, July 3, 2003.

Dycom is a leading provider of engineering, construction, and maintenance services to telecommunication providers throughout the United States. Additionally, the Company provides similar services related to the installation of integrated voice, data, and video local and wide area networks within office buildings and similar structures. Dycom also provides underground utility locating and mapping and electric utility construction services.

This press release contains forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act. Such statements include, but are not limited to, the Company's expectations for revenues and earnings per share. These statements are based on management's current expectations, estimates and projections. Forward-looking statements are subject to risks and uncertainties that may cause actual results in the future to differ materially from the results projected or implied in any forward-looking statements contained in this press release. Such risks and uncertainties include: business and economic conditions in the telecommunications industry affecting our customers, continued deterioration in our customers' financial condition, the adequacy of our reserves and allowances for doubtful accounts, whether the carrying value of our assets may be impaired, the anticipated outcome of contingent events, including litigation, liquidity needs and the availability of financing, as well as other risks detailed in our filings with the Securities and Exchange Commission. The Company undertakes no obligation to update the information in this press release.


                               ---Tables Follow---

NYSE: "DY"

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
April 26, 2003 and July 27, 2002
Unaudited

                                                           April 26,    July 27,
($ in 000's)                                                  2003        2002
                                                           ---------    --------

ASSETS
Current Assets:
Cash and equivalents                                       $118,032     $116,052
Accounts receivable, net                                    105,289       86,443
Costs & estimated earnings in excess of billings             30,986       33,349
Deferred tax assets, net                                      7,908        8,681
Income tax receivable                                         7,297          460
Inventories                                                   2,766        5,643
Other current assets                                          7,599        6,108
                                                           --------     --------

Total current assets                                        279,877      256,736

Property and Equipment, net                                  91,753      110,452
Intangible assets, net                                      107,413      107,743
Deferred tax asset, net                                       6,693       13,042
Other                                                        30,568       26,580
                                                           --------     --------

Total                                                      $516,304     $514,553
                                                           ========     ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable                                           $ 25,706     $ 26,611
Notes payable                                                    14           79
Billings in excess of costs & estimated earnings              1,108          354
Accrued self-insurance claims                                 9,561        8,463
Customer advances                                                85        5,013
Other accrued liabilities                                    28,803       30,031
                                                           --------     --------

Total current liabilities                                    65,277       70,551

Notes payable                                                    23           30
Accrued self-insured claims                                  12,034       10,814
Other liabilities                                             1,617        1,861

Stockholders' Equity                                        437,353      431,297
                                                           --------     --------

Total                                                      $516,304     $514,553
                                                           ========     ========

NYSE: "DY"

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited

($ in 000's except EPS)                           Three Months Ended          Nine Months Ended
                                                ----------------------     -----------------------
                                                April 26,    April 27,     April 26,     April 27,
                                                   2003        2002          2003         2002
                                                ---------    ---------     ---------    ----------


Contract revenues earned                        $ 139,666    $ 169,752     $ 435,300    $ 475,849

Cost of earned revenues                           109,266      127,018       344,204      363,963
General & administrative expenses                  17,772       20,019        53,496       51,362
Depreciation & amortization                         8,885       10,208        30,175       27,930
                                                ---------    ---------     ---------    ---------

Total costs and expenses                          135,923      157,245       427,875      443,255
                                                ---------    ---------     ---------    ---------

Interest income, net                                  345          505           991        2,111
Other income, net                                     646          578         2,349        1,373
                                                ---------    ---------     ---------    ---------

Income before income taxes                          4,734       13,590        10,765       36,078

Provision for income taxes                          1,950        5,878         4,977       15,332
                                                ---------    ---------     ---------    ---------

Income before cumulative effect of
 change in accounting principle                     2,784        7,712         5,788       20,746

Cumulative effect of change in accounting
 principle, net of tax (1)
                                                     --           --            --        (86,929)
                                                ---------    ---------     ---------    ---------

Net income (loss)                               $   2,784    $   7,712     $   5,788    $ (66,183)
                                                =========    =========     =========    =========

Earnings (loss) per common share:
Basic earnings per share before cumulative
 effect of change in accounting principle       $    0.06    $    0.17     $    0.12    $    0.47
Cumulative effect of change in accounting
 principle                                           --           --            --          (1.97)
                                                ---------    ---------     ---------    ---------
Basic earnings (loss) per share                 $    0.06    $    0.17     $    0.12    $   (1.50)
                                                =========    =========     =========    =========

Diluted earnings per share before cumulative
 effect of change in accounting principle       $    0.06    $    0.17     $    0.12    $    0.47
Cumulative effect of change in accounting
 principle                                           --           --            --          (1.97)
                                                ---------    ---------     ---------    ---------
Diluted earnings (loss) per share               $    0.06    $    0.17     $    0.12    $   (1.50)
                                                =========    =========     =========    =========

Shares used in computing earnings (loss)
 per common share:
   Basic                                           47,872       46,472        47,868       44,115
                                                =========    =========     =========    =========

   Diluted                                         47,873       46,601        47,871       44,237
                                                =========    =========     =========    =========




(1) In the first quarter fiscal 2002, the Company adopted SFAS No. 142, "Goodwill and Intangible Assets." SFAS No. 142 eliminates the amortization of goodwill and instead requires that goodwill be tested for impairment. Because we adopted these statements effective with the beginning of fiscal 2002, we do not have goodwill amortization in either year.

NYSE: "DY"

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON GAAP INFORMATION
Unaudited

($ in 000's except EPS)                           Three Months Ended           Nine Months Ended
                                                ----------------------      -----------------------
                                                 April 26,    April 27,      April 26,    April 27,
                                                   2003         2002            2003        2002
                                                --------      --------      ---------     ---------
Item
Gain on employment tax settlement               $      -      $  1,585      $       -     $   1,585
Income tax on gain                                                (686)                        (686)
Charge for the cumulative effect of a change
  in accounting principle, net of $12,117
  income tax benefit                                   -             -              -       (86,929)
                                                --------      --------      ---------     ---------
      Total adjustments                         $      -      $    899      $       -     $ (86,030)
                                                ========      ========      =========     =========
GAAP net income (loss)                          $  2,784      $  7,712      $   5,788     $ (66,183)
Adjusted for items above                               -          (899)             -        86,030
                                                --------      --------      ---------     ---------
Non GAAP net income                             $  2,784      $  6,813      $   5,788     $  19,847
                                                ========      ========      =========     =========

Earnings (loss) per common share:

Basic earnings per share - GAAP                 $   0.06      $   0.17      $    0.12     $   (1.50)
Basic earnings per share - Adjustments                 -         (0.02)          -             1.95
                                                --------      --------      ---------     ---------
Basic earnings per share - Non GAAP             $   0.06      $   0.15      $    0.12     $    0.45
                                                ========      ========      =========     =========


Diluted earnings per share - GAAP               $   0.06      $   0.17      $    0.12     $   (1.50)
Diluted earnings per share - Adjustments               -         (0.02)          -             1.95
                                                --------      --------      ---------     ---------
Diluted earnings per share - Non GAAP           $   0.06      $   0.15      $    0.12     $    0.45
                                                ========      ========      =========     =========

Shares used in computing earnings (loss)
 per common share:
   Basic                                          47,872        46,472         47,868        44,115
                                                ========      ========      =========     =========
   Diluted                                        47,873        46,601         47,871        44,237
                                                ========      ========      =========     =========